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                                                                     EXHIBIT 8.2

                [CLEARY, GOTTLIEB, STEEN & HAMILTON LETTERHEAD]

                                January 13, 1998

Coast Savings Financial, Inc.
1000 Wilshire Boulevard
Los Angeles, California 90017-2457

Ladies and Gentlemen:

     We have acted as special counsel to Coast Savings Financial, Inc. in connection with the Registration Statement of H.F. Ahmanson & Company on Form S-4 filed with the Securities and Exchange Commission on January 13, 1998 (the "Registration Statement") and hereby confirm to you our opinion, set forth under the heading "THE MERGER -- Certain Federal Income Tax Consequences" in the Proxy Statement/ Prospectus included in the Registration Statement, under currently applicable law.

     We hereby consent to the use of our name and the making of statements with respect to us under the caption "THE MERGER -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus and to the incorporation by reference of this opinion (and consent) in a registration statement to be filed by Ahmanson pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

     In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          CLEARY, GOTTLIEB, STEEN & HAMILTON

                                          By:     /s/  JAMES M. PEASLEE
                                            ------------------------------------
                                                James M. Peaslee, a Partner